CIRCLE INCOME SHARES, INC.
                   NOTICE AND PROXY STATEMENT

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD NOVEMBER 8, 1996



To Shareholders of Circle Income Shares, Inc.:

     The Annual Meeting of Shareholders of Circle Income Shares, Inc. will be held in the 10th Floor Foyer, The Columbia Club, 121 Monument Circle, Indianapolis, Indiana, on Friday, November 8, 1996, at 1:00 o'clock P.M. At that Meeting the following matters will be considered and voted upon as more fully explained in the Proxy Statement which follows this Notice:

     1. The election of the Board of Directors for the ensuing year.
     2. The approval of the appointment of Arthur Andersen LLP, independent public accountants, as accountants and auditors of the Company for the current fiscal year.
     3. The transaction of any other business, not presently anticipated, that may properly come before the Meeting.

     The Board of Directors has determined that all Shareholders of record as of the close of business on September 20, 1996 will be entitled to vote on all matters that properly come before the Meeting.
     We urge you to sign, date and return the enclosed Proxy in the envelope provided as promptly as possible whether or not you plan to attend the Meeting in person. Such action will help your Company avoid unnecessary expense and delay. No postage is required if mailed in the United States. The Proxy may be revoked as is more fully explained in the following Proxy Statement.

     By order of the Board of Directors
     October 7, 1996


                              C. William Willen, Secretary
                              Circle Income Shares, Inc.
                              Post Office Box 77004
                              Indianapolis, Indiana 46277-7004
                              Phone: 317-321-8180

                   CIRCLE INCOME SHARES, INC.
    Post Office Box 77004, Indianapolis, Indiana 46277-7004
                        October 7, 1996
                        PROXY STATEMENT
                 Annual Meeting of Shareholders
                  TO BE HELD NOVEMBER 8, 1996


                    Solicitation of Proxies

     The Proxy which accompanies this statement is solicited by the Board of Directors of Circle Income Shares, Inc. (the "Company"). The Proxy and this Proxy Statement are being mailed to the Company's Shareholders on or about October 7, 1996. It is anticipated that the solicitation will be made by mail, but if necessary to insure a quorum at the Meeting, the Company may supplement this solicitation by solicitation through securities dealers and by telephone calls to Shareholders. Such calls would be made by regular employees of Bank One, Indianapolis, N.A., the Company's investment advisor, (the "Advisor") whose services would be furnished to the Company under the existing Investment Advisor Contract at no additional expense to the Company. Otherwise, the solicitation will be made at the expense of the Company and the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding Proxy material to the beneficial owners of shares.

                      Financial Statements

     The Annual Report of the Company for the fiscal year ended June 30, 1996 has previously been mailed to all Shareholders of record. The Company will furnish, without charge, a copy of the Annual Report to all Shareholders who request a copy by calling the Company, collect at 1-317-321-8180.

                    Shares Entitled to Vote

     As of the record date noted below, there were outstanding 2,797,416 shares of the Company's $1 par value Common Stock. Each share will be entitled to one vote at the Meeting. The Company has no other securities outstanding. The Board of Directors has determined that all Shareholders of record as of the close of business on September 20, 1996, will be entitled to vote on all matters that properly come before the Meeting.
     A Proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Directors will be elected by a plurality of the votes cast. Accordingly, neither the non-voting of shares nor abstentions will affect the outcome of Director elections.
     To the best of the Company's knowledge, on September 20, 1996, no person beneficially owned 5% or more of the then outstanding shares of its Common Stock.

                          Adjournment

     In the event that sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of such proposals. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Indiana law provides that this adjournment may be made without notice so long as the new date, time or place is announced at the Meeting prior to the adjournment. If the Meeting is adjourned to a date more than 120 days from the date fixed for the original Meeting, a new record date must be established and notice given.

                    Revocability of Proxies

     The accompanying Proxy may be revoked at any time prior to its being voted. Such revocation may be made by written notice, by later Proxy delivered to the Secretary of the Company or by voting in person at the Meeting. Unless revoked, a Proxy will be voted at the Meeting in accordance with the instructions of the Shareholder in the Proxy as to Proposals 1 and 2 or, if no instructions are given, for the election of Directors and for the ratification of the accountants and auditors.

                     The Investment Advisor

     Bank One, Indianapolis, N.A., 111 Monument Circle,
Indianapolis, Indiana 46277, has served as Advisor to the Company since the Company's inception in 1973 and presently serves under the terms of an Investment Advisory Contract dated November 4, 1993.

                           Proposal 1
                     Election of Directors

     The Nominees. The persons named to vote the accompanying Proxy intend, unless otherwise directed, to cast all votes for the election of the five nominees listed below. Each of the nominees is presently a Director and each has consented to being named as nominee in this Proxy Statement and has agreed to serve if elected. The Directors elected at this Meeting will serve until the next Annual Meeting of the Shareholders of the Company and until their successors have been elected and qualified. Although the By-Laws of the Company provide for six members of the Board of Directors, at this time only five individuals have been nominated for election to the Board. The remaining sixth position will be filled by a majority vote of the Board of Directors as soon as a qualified candidate has been identified.


Frederick R. Ford
     Age:   60
     Position with the Company: Dr. Ford has been a Director of the Company since April, 1984. As a Director, he is a member of the Audit Committee.

     Business experience during the last five years and other directorships: Dr. Ford has served as Executive Vice President and Treasurer of Purdue University since January, 1974. As the chief financial and business officer, he manages all securities, properties, and funds belonging to the University and all trusts in which the University is interested. In addition, he is responsible for all business operations, physical plant, housing and food services, internal auditing and investments.

     Other Directorships: Dr. Ford is also a Trustee of Teachers
     Insurance and Annuity Association and a member of the Advisory Board of Huntington Bank of Lafayette, Indiana.

Michael S. Hunt
     Age:   50
     Position with the Company: Mr Hunt has been a Director of the Company since, July, 1994. As a Director, he is a member of the Audit Committee.

     Business experience during the last five years and other directorships: Mr. Hunt has served as Vice President of North American Pharmaceutical Business Development for Eli Lilly and Company since September, 1994; from January 1, 1993 to September, 1994 Mr. Hunt served as Vice President of Pharmaceutical Strategic Planning and, prior thereto, served as Treasurer of Eli Lilly and Company. In his present position Mr. Hunt is responsible for pharmaceutical business planning for North America.

     Other Directorships: Mr. Hunt serves as a Director of
     Integrated Medical Systems, Inc.

Thomas A. Jenkins
     Age: 54
     Position with the Company:    Mr. Jenkins has been a
     Director and President of the Company since March, 1994. As a Director, he is a member of the Audit Committee.

     Business experience during the last five years and other directorships: Mr. Jenkins has served as Attorney on the legal staff of Bank One, Indianapolis, NA since January 1996; prior thereto he served as Vice President & Senior Trust Counsel of Bank One, Indianapolis, N.A. In this capacity, he is the chief legal officer for the Bank One, Indianapolis, N.A. Trust Group. In addition, Mr. Jenkins serves as Regional Trust Counsel on the legal staff of BANC ONE CORPORATION.

James D. Keckley*
     Age: 72
     Position with the Company: Mr. Keckley has been a Director of the Company since April, 1973. As a Director, he is a member of the Audit Committee.

     Business experience during the last five years and other directorships: Mr. Keckley is presently retired. Prior to his retirement on January 1, 1990, Mr. Keckley served as Executive Vice President of Bank One, Indianapolis, N.A. As Executive Vice President of Bank One, Indianapolis, N.A., he was responsible for the Private Banking Division of the Trust & Asset Management Group.

E. Lynn Plaster*
     Age: 57
     Position with the Company:   Mr. Plaster has been a Director
     of the Company since November, 1983. As a Director, he is a member of the Audit Committee.

     Business experience during the last five years and other directorships: Mr. Plaster is presently retired. Mr. Plaster served as a managing Director of Oxford Financial Advisors Corporation from February 1994 to April 1996; prior thereto Mr. Plaster served as Executive Vice President and Chief Trust Officer of Bank One, Indianapolis, N.A.

     Transactions and other relationships between the Nominees and the Advisor. Management of the Company does not believe that any of the nominees, other than Thomas A. Jenkins, James D. Keckley and E. Lynn Plaster, are "interested persons" of the Company. However, under the Investment Company Act of 1940, directors of an investment company may under certain
_____________________________
     *Because of Mr. Jenkins' affiliation with the Advisor and security holdings of Banc One Corporation, the Advisor's indirect parent, and because of Mr. Keckley's and Mr. Plaster's security holdings of BAnc One Corporation, Mr. Jenkins, Mr. Keckley and Mr. Plaster are "Interested Persons" as that term is defined in the Investment Company Act of 1940.

circumstances be found to be "interested persons" of the Company as a result of material business, stock ownership in, or other relationships with its advisor. None of the nominees owns in excess of 1% of the outstanding stock of the Advisor or its ultimate parent, Banc One Corporation. All of the nominees have been customers of and have had transactions with the Advisor to the Company in the ordinary course of its business. Additional transactions may be expected to take place in the future. All outstanding loans and commitments to nominees were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the time for comparable transactions with other persons except that the nominees who are employees of the Advisor receive favorable interest rates consistent with the Advisor's employment policies. Such loans and commitments did not involve more than normal risk of collectibility or present other unfavorable features. The Advisor extends MasterCard and VISA privileges to its directors, officers and employees.
     Beneficial Ownership of Securities. Management knows of no person beneficially owning more than five percent (5%) of the Company's common stock. At June 30, 1996 the Company's Officers and Directors, as a group, owned less than 1% of the outstanding Common Stock.
     Compensation of Directors and Officers. The Company pays no director's fees, salaries or other cash or noncash compensation to any of its Directors or Officers who are officers, directors or employees of the Company's Advisor or its affiliates. Because all of the Company's executive officers are principally employed by the Advisor, the Company paid no cash compensation to its executive officers during the last fiscal year. Directors who are not affiliated with the Advisor are entitled to reimbursement for travel and out-of-pocket expenses in connection with attending Meeting. Each Director who is not affiliated with the Advisor receives a fee of $3,600 per year, $200 for each Board of Directors Meeting attended, and $200 for each audit committee Meeting attended.
     Standing Board Committees. Messrs. Ford, Hunt, Jenkins*, Keckley* and Plaster*, current Directors of the Company, constitute the duly appointed audit committee of the Company. The Company has no nominating or compensation committees. During the fiscal year ended June 30, 1996, the audit committee met one time. The audit committee is responsible for Meeting with the Company's independent auditors to discuss and review the scope of their audit, the Company's accounting principles, policies and practices, the results of the audit, the adequacy of the Company's accounting, financial and operating controls and such other matters as the audit committee may determine appropriate.
     Meeting of the Board of Directors. During the fiscal year ended June 30, 1996, five (5) Meetings of the Board of Directors were held. None of the Company's incumbent Directors attended fewer than 75% of the total number of Meetings of the Board, including Meetings of the committees on which he served, held while he was a Director.
     Executive Officers and Significant Employees. Information regarding the Company's executive officers and significant employees, each of whose principal occupation is his position with the Advisor or an affiliate of the Advisor, is set forth below, and as to certain officers who are also nominees for Director, above under "Election of Directors". All of the Company's executive officers and significant employees have held the same or similar positions with the Advisor during the past five years. In addition, since February, 1992, Jeffrey W. Fountain and Timothy P. Holihen have each served as a Vice President and Investment Officer of Banc One Investment Advisors Corporation. Prior to his employment by Bank One, Indianapolis, N.A. in January, 1992, Mr. Hochmuth was a student at the Weatherhead School of Management, Case Western Reserve University. In addition, Mr. Hochmuth and Dr. Wilson have served as Investment Officers and Senior Portfolio Manager, respectively, of Banc One Investment Advisors Corporation since January, 1992.

Name and Age            Positions with the Company              Present Position with the Advisor
Thomas A. Jenkins, 54   President and Director since            Attorney
                        March 21, 1994; Secretary from
                        April 19, 1973 to March 21, 1994.

Jeffrey W. Fountain, 41 Executive Vice President since          Vice President & Investment
                        March 21, 1994; Vice President          Officer
                        from January 28, 1988
                        to March 21, 1994.

William J. Hochmuth, 30 Vice President since July 17, 1992.     Investment Officer

Thomas F. Wilson, 56    Vice President since August 9, 1990.    Vice President & Investment
                                                                Officer

Timothy P. Holihen, 40  Vice President since March 21, 1994.    Vice President & Investment
                                                                Officer

C. William Willen, 44   Secretary-Treasurer since March 21,     Vice President
                        1994; Treasurer from September 20,
                        1987 to March 21, 1994.

    Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended June 30, 1996, no Officer or Director of the Company failed to file on a timely basis any reports required by Section 16(a). The Company had no greater than 10% Shareholders during the fiscal year.

                           Proposal 2
          Selection of Independent Public Accountants

Arthur Andersen LLP, who are independent public accountants, have served as accountants and auditors for the Company since its inception. They have been reappointed for the current fiscal year, subject to ratification by the Shareholders, by the unanimous vote of the Company's Board of Directors at a Meeting held on July 19, 1996 at which a majority of those of the Company's Directors who were not interested persons of the Company were present, in person. The persons named to vote the accompanying Proxy intend unless otherwise directed, to cast all votes for ratification of Arthur Andersen LLP as accountant and auditors for the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

             Shareholder Proposals for 1997 Meeting

     To be considered for inclusion in the Company's Proxy material for the 1997 Annual Meeting, proposals that Shareholders wish to present to the Meeting must be received by the Company as its principal address (the address shown on the cover of this Proxy Statement) no later than June 8, 1997.

                         Other Matters

     At the date of this Proxy Statement, Management does not know of any other matters which will be presented for action at the Meeting hereby called, nor does it intend to bring any other matters before the Meetings for such action. If, however, other matters properly do come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy on each matter in accordance with their judgement.






                                        C. William Willen,
                                        Secretary


PROXY                                                  PROXY



                         CIRCLE INCOME
                          SHARES, INC.

  This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Thomas A. Jenkins and Frederick R. Ford or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Circle Income Shares, Inc. held of record by the undersigned on September 20, 1996 at the annual meeting of shareholders to be held on November 8, 1996.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                  USING THE ENCLOSED ENVELOPE.

         (Continued and to be signed on reverse side.)

CIRCLE INCOME SHARES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
                            ONLY.


1.  Election of Directors--        FOR  WITHHOLD  FOR ALL (Except Nominee(s)
                                                           written below)

Nominees: Frederick R. Ford, Michael
S. Hunt, Thomas A. Jenkins, James D.
Keckley, E. Lynn Plaster           ____    ____      ____


__________________________________________________________________________

2.  Proposal to approve the              FOR     AGAINST   ABSTAIN
appointment of Arthur Andersen
LLP as the independent public
acountants of the Company.                ____    ____      ____


3. In their discretion, the Proxies are authorized to vote upon such other usiness as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election as directors of all nominees listed under Proposal 1 and for Proposal 2.

Dated: ____________, 1996

Signature(s) ______________________________________

             ______________________________________

Please sign exactly as name appears below. If there are two or more owners, all owners should sign. When signing as attorney, as executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.